FREE WRITING PROSPECTUS
                                                      FILED PURSUANT TO RULE 433
                                          REGISTRATION STATEMENT NO.: 333-140804

 THIS FREE WRITING PROSPECTUS, DATED APRIL 29, 2008, MAY BE AMENDED OR COMPLETED
                             PRIOR TO TIME OF SALE

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-140804) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (866) 400-7834 or by emailing Avinash Bappanad at bappanad_avinash@jpmorgan.com.

           SUPPLEMENT TO FREE WRITING PROSPECTUS DATED APRIL 18, 2008
                           $993,923,000 (Approximate)

         J.P. Morgan Chase Commercial Mortgage Securities Trust 2008-C2
                                 Issuing Entity

             J.P. Morgan Chase Commercial Mortgage Securities Corp.
                                    Depositor

          Commercial Mortgage Pass-Through Certificates, Series 2008-C2

                                    JPMorgan
                       Co-Lead Manager and Sole Bookrunner

                               CIBC World Markets
                                 Co-Lead Manager

                             PNC Capital Markets LLC
                                   Co-Manager

The information in this Supplement to Free Writing Prospectus (this "Supplement") clarifies, updates and/or modifies the information contained in the free writing prospectus, dated April 18, 2008 (the "Free Writing Prospectus"), and the structural and collateral term sheet, dated April 18, 2008 (the "Term Sheet" and, together with the Free Writing Prospectus, the "Transaction Free Writing Prospectus"). All references to Loan Nos. in this Supplement are to the corresponding Loan Nos. on Annex A-1 to the Free Writing Prospectus. Capitalized terms used in this Supplement but not defined herein will have the meanings ascribed to them in the Free Writing Prospectus.

A. The following are certain modifications to the characteristics of certain Classes of Certificates:

      1. Characteristics of certain Classes of Certificates have been modified as set forth under the heading "Approximate Securities Structure" in Annex A to this Supplement.

      2. The Issuer will no longer issue the Class A-2FL Certificates. The principal balance previously allocated to the Class A-2FL Certificates will be combined with the principal balance of the Class A-2 Certificates. Distributions on the Class A-2 Certificates, including with respect to the principal balance previously allocated to the Class A-2FL Certificates, will be made as described in the Free Writing Prospectus with respect to the Class A-2 Certificates.

      3. The Issuer will no longer issue separately the Class X-1 and Class X-2 Certificates and is instead offering a single class of Class X Certificates as described in this Supplement. The Class X Certificates do not have a certificate balance, but represent the right to receive the distributions of interest in an amount equal to the aggregate interest accrued on its notional amount (the "Notional Amount"). The Notional Amount will be equal to the aggregate of the class balances of the certificates (other than the Class A-4FL, Class X, Class R and Class LR Certificates) and the Class A-4FL Regular Interest. The Pass-Through Rate for the Class X Certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on all of the other Certificates (other than the Class A-4FL, Class R and Class LR Certificates) and the Class A-4FL Regular Interest, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date. The yield to maturity of the Class X Certificates will be highly sensitive to the rate and timing of principal payments including by reason of prepayments, principal losses and other factors described above. Investors in the Class X Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. See "RISK FACTORS--Risks Relating to Prepayments and Repurchases" in the Free Writing Prospectus.

                                    1 of 13

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

      4. Distributions on the Certificates will be on the 12th day of each month or, if the 12th day is not a business day, then on the next succeeding business day, commencing in June 2008.

      5. With respect to the Class A-4FL Certificates, if the Swap Counterparty's long term rating is not at least "A3" by Moody's Investors Service, Inc. or at least "A-" by Fitch, Inc., (a "Rating Agency Trigger Event"), the Swap Counterparty will be required to post collateral or find a replacement swap counterparty that would not cause another Rating Agency Trigger Event.

B. The following is additional information modifying the information contained in the Transaction Free Writing Prospectus:

      1. The Mortgage Loan identified as Garrett Creek Shopping Center (loan number 27), representing approximately 0.9% of the Initial Pool Balance (approximately 0.9% of the Initial Loan Group 1 Balance) included in the Free Writing Prospectus has been removed as an asset of the Trust Fund.

      2. Characteristics of the Mortgage Loans have been modified as set forth under the heading "Collateral Characteristics" in Annex B to this Supplement.

      3. Schedule III to the Free Writing Prospectus titled "Class A-SB Planned Principal Balance Schedule" is deleted in its entirety and is replaced with Annex C to this Supplement.

      4. The Servicing Fee Rate has changed with respect to certain of the Mortgage Loans and for the pool of Mortgage Loans will be a per annum rate ranging from 0.02% to 0.09%. As of the Cut-off Date, the weighted average Servicing Fee Rate will be approximately 0.043653%.

                                    2 of 13

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2008-C2                                                            Annex A

                        Approximate Securities Structure

Publicly Offered Classes

                                              Approximate     Expected        Pass
           Expected                             Initial       Weighted       Through        Expected
            Ratings        Approximate          Credit-       Avg. Life       Rate           Payment
Class   (Moody's/Fitch)   Face Amount(1)      Support(2)     (years) (3)   Description      Window(3)
-----   ---------------   --------------      -----------    -----------   -----------     -----------
A-1         Aaa/AAA       $   23,396,000           30.000%          2.72       (4)         06/08-09/12
A-2         Aaa/AAA       $   68,126,000           30.000%          4.53       (4)         10/12-03/13
A-3         Aaa/AAA       $  105,514,000           30.000%          6.43       (4)         10/14-10/14
A-4         Aaa/AAA       $  354,554,000           30.000%          9.42       (4)         04/17-01/18
A-4FL       Aaa/AAA       $  145,000,000           30.000%          9.42   Floating(4)(5)  04/17-01/18
A-SB        Aaa/AAA       $   54,460,000           30.000%          6.73       (4)         09/12-04/17
A-1A        Aaa/AAA       $   65,075,000           30.000%          8.42       (4)         06/08-01/18
X           Aaa/AAA       $1,165,893,035(6)          N/A            N/A      Variable(7)       N/A
A-M         Aaa/AAA       $  116,589,000           20.000%          9.68       (4)         01/18-01/18
A-J         Aaa/AAA       $   61,209,000           14.750%          9.68       (4)         01/18-01/18


Privately Offered Classes

                                              Approximate     Expected        Pass
           Expected                             Initial       Weighted       Through        Expected
            Ratings        Approximate          Credit-       Avg. Life       Rate          Payment
Class   (Moody's/Fitch)   Face Amount(1)      Support(2)     (years) (3)   Description      Window(3)
-----   ---------------   --------------      -----------    -----------   -----------     -----------
B           Aa1/AA+       $   14,574,000           13.500%       N/A           (4)           N/A
C           Aa2/AA        $   14,574,000           12.250%       N/A           (4)           N/A
D           Aa3/AA-       $   10,201,000           11.375%       N/A           (4)           N/A
E            A1/A+        $   10,202,000           10.500%       N/A           (4)           N/A
F            A2/A         $   13,116,000            9.375%       N/A           (4)           N/A
G            A3/A-        $   11,659,000            8.375%       N/A           (4)           N/A
H          Baa1/BBB+      $   16,031,000            7.000%       N/A           (4)           N/A
J          Baa2/BBB       $   14,574,000            5.750%       N/A           (4)           N/A
K          Baa3/BBB-      $   14,573,000            4.500%       N/A           (4)           N/A
L           Ba1/BB+       $    8,745,000            3.750%       N/A           (4)           N/A
M           Ba2/BB        $    4,372,000            3.375%       N/A           (4)           N/A
N           Ba3/BB-       $    5,829,000            2.875%       N/A           (4)           N/A
P            B1/B+        $    4,372,000            2.500%       N/A           (4)           N/A
Q            B2/B         $    2,915,000            2.250%       N/A           (4)           N/A
T            B3/B-        $    4,372,000            1.875%       N/A           (4)           N/A
NR           NR/NR        $   21,861,035             N/A         N/A           (4)           N/A

----------

(1)   Approximate, subject to a permitted variance of plus or minus 5%.

(2) The credit support percentages set forth for Class A-1, Class A-2, Class A-3, Class A-4, Class A-4FL, Class A-SB and Class A-1A Certificates are represented in the aggregate.

(3) The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates are based on the assumptions set forth under "Yield and Maturity Considerations--Weighted Average Life" in the Free Writing Prospectus and on the assumptions that there are no prepayments or losses on the mortgage loans and that there are no extensions of maturity dates of the mortgage loans.

(4) The pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class T and Class NR Certificates and the Class A-4FL Regular Interest on each distribution date will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

(5) The pass-through rate applicable to the Class A-4FL Certificates on each distribution date will be a per annum rate equal to LIBOR plus %. In addition, under certain circumstances described in the Free Writing Prospectus, the pass-through rate applicable to the Class A-4FL Certificates may convert to a fixed rate equal to % per annum. The initial LIBOR rate will be determined on May 6, 2008 and subsequent LIBOR rates will be determined 2 LIBOR business days before the start of the related interest accrual period.

                                    3 of 13

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(6) The Notional Amount of the Class X Certificates will be equal to the aggregate of the class balances of the certificates (other than the Class A-4FL, Class X, Class R and Class LR Certificates) and the Class A-4FL Regular Interest.

(7) The pass-through rate on the Class X Certificates will be based on the weighted average of the interest strip rates of the components of the Class X Certificates. See paragraph A.3. to this Supplement.

                                    4 of 13

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2008-C2                                                            Annex B

                           Collateral Characteristics

Collateral Characteristics                                All Mortgage Loans            Loan Group 1         Loan Group 2
-----------------------------------------------------   --------------------    --------------------    -----------------
Initial Pool Balance (IPB):                                   $1,165,893,035          $1,100,817,391          $65,075,645
Number of Mortgage Loans:                                                 79                      69                   10
Number of Mortgaged Properties:                                          118                     108                   10
Average Cut-off Date Balance per Mortgage Loan:                  $14,758,140             $15,953,875           $6,507,564
Average Cut-off Date Balance per Property:                        $9,880,449             $10,192,754           $6,507,564
Weighted Average (WA) Current Mortgage Rate:                        6.62472%                6.63101%             6.51831%
Weighted Average Underwritten (UW) DSCR(1):                            1.29x                   1.28x                1.42x
Weighted Average Cut-off Date Loan-to-Value (LTV)(1):                  69.6%                   69.7%                69.0%
Weighted Average Maturity Date LTV(1):                                 64.1%                   64.1%                62.9%
Weighted Average Remaining Term to Maturity (months):             107 months              107 months           109 months
Weighted Average Original Amortization Term
(months)(2):                                                      359 months              358 months           360 months
Weighted Average Seasoning (months):                                5 months                5 months             4 months
10 Largest Mortgage Loans as % of IPB:                                 52.1%                   55.2%               100.0%
% of Mortgage Loans with Additional Debt:                              37.9%                   38.0%                35.1%
% of Mortgaged Properties with Single Tenants:                         19.9%                   21.1%                 0.0%

----------

1 With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" values or with certain other adjustments as defined in the related appraisal. Information with respect to the mortgage loans with one or more subordinate companion loans is calculated without regard to the related subordinate companion loan and in the case of mortgage loans with one or more pari passu companion loans, the information in certain circumstances, particularly as it relates to the debt service coverage ratios and loan-to-values ratios, is calculated including the principal balance of, and debt service payments on, the related pari passu companion loans.

2     Excludes mortgage loans that are Interest-Only for the entire term.

                                    5 of 13

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2008-C2

                 Collateral Characteristics - All Mortgage Loans

                         Cut-off Date Principal Balance

Range of Principal Balances      Number of Loans    Principal Balance       % of IPB        WA LTV(1,2)   WA UW DSCR(1)
------------------------------   ----------------   -----------------   -----------------   -----------   -------------
$1,441,259 - $2,999,999                        11         $24,169,656                 2.1%         72.7%      1.30x
$3,000,000 - $3,999,999                         7          24,144,401                 2.1          62.6%      1.33x
$4,000,000 - $4,999,999                        13          58,278,280                 5.0          68.8%      1.43x
$5,000,000 - $6,999,999                        15          86,057,723                 7.4          66.5%      1.45x
$7,000,000 - $9,999,999                         5          41,159,356                 3.5          70.7%      1.27x
$10,000,000 - $14,999,999                       8          96,783,856                 8.3          68.7%      1.22x
$15,000,000 - $24,999,999                       5          94,680,000                 8.1          67.9%      1.19x
$25,000,000 - $99,999,999                      12         401,419,764                34.4          70.4%      1.40x
$100,000,000 - $125,200,000                     3         339,200,000                29.1          70.5%      1.13x
-----------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                        79      $1,165,893,035               100.0%         69.6%      1.29x
-----------------------------------------------------------------------------------------------------------------------
Average Balance per Loan:             $14,758,140
Average Balance per Property:          $9,880,449

                        Range of Mortgage Interest Rates

Range of Mortgage
Interest Rates                   Number of Loans    Principal Balance       % of IPB        WA LTV(1,2)   WA UW DSCR(1)
------------------------------   ----------------   -----------------   -----------------   -----------   -------------
5.7800% - 5.9999%                               3         $14,555,116                 1.2%         52.2%      2.12x
6.0000% - 6.2499%                               8         149,056,728                12.8          65.2%      1.69x
6.2500% - 6.4999%                              13         358,595,522                30.8          72.0%      1.16x
6.5000% - 8.7070%                              55         643,685,669                55.2          69.7%      1.25x
-----------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                        79      $1,165,893,035               100.0%         69.6%      1.29x
-----------------------------------------------------------------------------------------------------------------------
WA Interest Rate:                         6.6247%

                       Original Term to Maturity in Months

Range of Original
Terms to Maturity                Number of Loans    Principal Balance       % of IPB        WA LTV(1,2)   WA UW DSCR(1)
------------------------------   ----------------   -----------------   -----------------   -----------   -------------

56 - 72                                         5         $80,673,865                 6.9%         76.5%      1.33x
73 - 84                                         1         110,000,000                 9.4          68.3%      1.10x
85 - 168                                       73         975,219,170                83.6          69.2%      1.31x
-----------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                        79      $1,165,893,035               100.0%         69.6%      1.29x
-----------------------------------------------------------------------------------------------------------------------
WA Original Loan Term:                 112 months

                           Geographic Distribution(3)

Geographic Location       Number of Properties   Principal Balance   % of IPB    WA LTV(1,2)    WA UW DSCR(1)
-----------------------   --------------------   -----------------   --------    -----------    -------------
California                                   4        $247,233,826       21.2%          70.7%       1.10x
Pennsylvania                                 6          96,144,169        8.2           71.8%       1.25x
Wisconsin                                   16          92,224,995        7.9           73.5%       1.31x
Arizona                                      2          79,072,344        6.8           69.3%       1.21x
Maryland                                     4          62,259,508        5.3           48.5%       2.07x
Other                                       86         588,958,193       50.5           70.5%       1.30x
--------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                    118      $1,165,893,035      100.0%          69.6%       1.29x

               Underwritten Cash Flow Debt Service Coverage Ratios

Range of UW DSCRs         Number of Loans        Principal Balance   % of IPB    WA LTV(1,2)    WA UW DSCR(1)
-----------------------   --------------------   -----------------   --------    -----------    -------------
1.10x - 1.14x                                4        $275,700,000       23.6%          72.1%       1.10x
1.15x - 1.19x                               13         137,624,462       11.8           74.8%       1.17x
1.20x - 1.29x                               39         446,367,870       38.3           69.3%       1.22x
1.30x - 1.49x                               13         228,921,753       19.6           70.8%       1.38x
1.50x - 1.99x                                8          41,288,550        3.5           64.9%       1.71x
2.00x - 3.76x                                2          35,990,400        3.1           32.3%       2.95x
--------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                     79      $1,165,893,035      100.0%          69.6%       1.29x
--------------------------------------------------------------------------------------------------------------
WA UW DSCR:                              1.29x

                      Remaining Terms to Maturity in Months

Range of Remaining
Terms to Maturity         Number of Loans        Principal Balance   % of IPB    WA LTV(1,2)    WA UW DSCR(1)
-----------------------   --------------------   -----------------   --------    -----------    -------------
53 - 60                                      5         $80,673,865        6.9%          76.5%       1.33x
61 - 84                                      1         110,000,000        9.4           68.3%       1.10x
85 - 166                                    73         975,219,170       83.6           69.2%       1.31x
--------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                     79      $1,165,893,035      100.0%          69.6%       1.29x
--------------------------------------------------------------------------------------------------------------
WA Remaining Term:                  107 months

                          Property Type Distribution(3)

Property Type            Sub Property Type       Number of Properties  Principal Balance  % of IPB  WA LTV(1,2)  WA UW DSCR(1)
-----------------------  ----------------------  --------------------  -----------------  --------  -----------  -------------
Retail                   Anchored                                  20       $355,164,564      30.5%        71.0%     1.14x
                         Unanchored                                16         61,861,964       5.3         69.3%     1.22x
                         Shadow Anchored                            2          6,541,259       0.6         68.2%     1.25x
                         Subtotal:                                 38       $423,567,787      36.3%        70.7%     1.15x
Office                   Suburban                                   9       $141,009,441      12.1%        61.9%     1.54x
                         CBD                                        3         91,120,000       7.8         74.6%     1.32x
                         Medical                                    8         77,845,000       6.7         78.3%     1.31x
                         Subtotal:                                 20       $309,974,441      26.6%        69.8%     1.42x
Hotel                    Full Service                               5       $158,518,557      13.6%        70.1%     1.25x
                         Limited Service                           14         81,225,952       7.0         69.0%     1.49x
                         Extended Stay                              1          5,500,000       0.5         74.3%     1.75x
                         Subtotal:                                 20       $245,244,510      21.0%        69.8%     1.34x
Multifamily              Garden                                     8        $55,898,465       4.8%        73.2%     1.23x
                         Mid/High Rise                              2          9,177,180       0.8         43.7%     2.57x
                         Low Rise                                   1            405,000      0.03         79.1%     1.20x
                         Subtotal:                                 11        $65,480,645       5.6%        69.1%     1.42x
Industrial               Warehouse/Distribution                    11        $38,955,549       3.3%        63.4%     1.30x
                         Flex                                       4          4,185,000       0.4         79.1%     1.20x
                         Subtotal:                                 15        $43,140,549       3.7%        64.9%     1.29x
Mixed Use                Industrial/Office                          2        $22,585,645       1.9%        62.4%     1.25x
                         Office/Warehouse                           2         13,336,645       1.1         69.3%     1.27x
                         Multifamily/Retail                         1          5,035,000       0.4         79.1%     1.20x
                         Subtotal:                                  5        $40,957,289       3.5%        66.7%     1.25x
------------------------------------------------------------------------------------------------------------------------------
Self Storage                                                        5        $23,527,814       2.0%        71.7%     1.22x
------------------------------------------------------------------------------------------------------------------------------
Parking Garage                                                      4        $14,000,000       1.2%        50.7%     1.30x
------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                           118     $1,165,893,035     100.0%        69.6%     1.29x

1     Information with respect to the mortgage loans with one or more subordinate companion loans is calculated without regard to the related subordinate companion loan and in the case of mortgage loans with one or more pari passu companion loans, the information in certain circumstances, particularly as it relates to the debt service coverage ratios and loan-to-value ratios, is calculated including the principal balance of, and debt service payments on, the related pari passu companion loans.

2     With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" values or with certain other adjustments as defined in the related appraisal.

3     Because this table is presented at the mortgaged property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one mortgaged property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in the Free Writing Prospectus.

                                    6 of 13

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2008-C2

                Collateral Characteristics - All Mortgage Loans

                     Original Amortization Term in Months(1)

Range of Original Amortization Terms   Number of Loans    Principal Balance       % of IPB         WA LTV(2,3)    WA UW DSCR(2)
------------------------------------   ----------------   -----------------   -----------------    -----------    -------------
180 - 240                                             1          $4,441,215                 0.4%          62.1%       1.16x
241 - 300                                             3          10,732,784                 1.0           56.1%       1.58x
301 - 360                                            71       1,030,624,036                98.5           70.4%       1.23x
-------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                              75      $1,045,798,035               100.0%          70.2%       1.23x
-------------------------------------------------------------------------------------------------------------------------------
WA Original Amort Term:                      359 months

                        LTV Ratios as of the Cut-off Date

Range of Cut-off LTVs                  Number of Loans    Principal Balance       % of IPB         WA LTV(2,3)    WA UW DSCR(2)
------------------------------------   ----------------   -----------------   -----------------    -----------    -------------
17.7% - 50.0%                                         4         $45,429,505                 3.9%          34.9%       2.67x
50.1% - 60.0%                                         8          84,053,777                 7.2           57.6%       1.30x
60.1% - 65.0%                                         8          75,448,887                 6.5           61.4%       1.27x
65.1% - 70.0%                                        13         285,492,764                24.5           68.2%       1.17x
70.1% - 75.0%                                        25         382,134,989                32.8           72.7%       1.26x
75.1% - 80.0%                                        20         281,885,605                24.2           77.7%       1.22x
80.1% - 83.3%                                         1          11,447,509                 1.0           83.3%       1.29x
-------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                              79      $1,165,893,035               100.0%          69.6%       1.29x
-------------------------------------------------------------------------------------------------------------------------------
WA Cut-off Date LTV Ratio:                        69.6%

                         Amortization Types

Amortized Types                        Number of Loans    Principal Balance       % of IPB         WA LTV(2,3)    WA UW DSCR(2)
------------------------------------   ----------------   -----------------   -----------------    -----------    -------------
Balloon Loans
  Partial Interest-Only                              32        $766,015,000                65.7%          71.1%       1.18x
  Balloon                                            43         279,783,035                24.0           67.9%       1.37x
  Interest-Only                                       4         120,095,000                10.3           64.5%       1.79x
-------------------------------------------------------------------------------------------------------------------------------
  Total/Weighted Average:                            79      $1,165,893,035               100.0%          69.6%       1.29x


                   Partial Interest-Only Periods

Range of Partial
Interest-Only Periods                  Number of Loans    Principal Balance       % of IPB         WA LTV(2,3)    WA UW DSCR(2)
------------------------------------   ----------------   -----------------   -----------------    -----------    -------------
6 - 35                                               15        $188,728,000                24.6%          73.4%       1.24x
36 - 47                                              10         314,482,000                41.1           70.3%       1.16x
48 - 60                                               7         262,805,000                34.3           70.3%       1.16x
-------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                              32        $766,015,000               100.0%          71.1%       1.18x

                    Remaining Amortization Term in Months(1)

Range of Remaining Amortization Terms   Number of Loans    Principal Balance       % of IPB         WA LTV(2,3)    WA UW DSCR(2)
-------------------------------------   ----------------   -----------------   -----------------    -----------    -------------
176 - 240                                              1          $4,441,215                 0.4%          62.1%       1.16x
241 - 300                                              3          10,732,784                 1.0           56.1%       1.58x
301 - 360                                             71       1,030,624,036                98.5           70.4%       1.23x
-------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                               75      $1,045,798,035               100.0%          70.2%       1.23x
-------------------------------------------------------------------------------------------------------------------------------
WA Remaining Amort Term:                      357 months

                       LTV Ratios as of the Maturity Date

Range of Maturity LTVs                  Number of Loans    Principal Balance       % of IPB         WA LTV(2,3)    WA UW DSCR(2)
-------------------------------------   ----------------   -----------------   -----------------    -----------    -------------
13.3% - 50.0%                                          8         $69,160,713                 5.9%          42.0%       2.21x
50.1% - 60.0%                                         19         182,112,679                15.6           61.6%       1.27x
60.1% - 65.0%                                         18         234,322,575                20.1           70.3%       1.28x
65.1% - 70.0%                                         23         471,697,559                40.5           73.1%       1.16x
70.1% - 75.0%                                          8         145,782,000                12.5           75.9%       1.27x
75.1% - 79.0%                                          1           7,450,000                 0.6           79.3%       1.19x
79.1% - 79.3%                                          2          55,367,509                 4.7           80.1%       1.36x
-------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                               79      $1,165,893,035               100.0%          69.6%       1.29x
-------------------------------------------------------------------------------------------------------------------------------
WA LTV Ratio at Maturity/ARD Date:                 64.1%

                            Year Built/Renovated(4,5)

Range of Years Built/Renovated          Number of Loans    Principal Balance       % of IPB         WA LTV(2,3)    WA UW DSCR(2)
-------------------------------------   ----------------   -----------------   -----------------    -----------    -------------
1940 - 1979                                            5         $26,891,314                 2.3%          59.0%       1.27x
1980 - 1989                                            9         102,650,957                 8.8           64.4%       1.79x
1990 - 1999                                           22         255,563,403                21.9           70.5%       1.18x
2000 - 2004                                           24         130,906,370                11.2           70.5%       1.29x
2005 - 2008                                           58         649,880,992                55.7           70.3%       1.25x
-------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                              118      $1,165,893,035               100.0%          69.6%       1.29x

                              Prepayment Protection

Prepayment Protection                   Number of Loans    Principal Balance       % of IPB         WA LTV(2,3)    WA UW DSCR(2)
-------------------------------------   ----------------   -----------------   -----------------    -----------    -------------
Defeasance                                            66      $1,081,903,150                92.8%          69.5%       1.28x
Yield Maintenance                                     10          54,326,683                 4.7           71.4%       1.35x
Fixed Penalty                                          1          11,447,509                 1.0           83.3%       1.29x
Def/Fixed Penalty                                      1          11,000,000                 0.9           58.8%       1.20x
Def, Def/YM                                            1           7,215,693                 0.6           70.7%       1.41x
-------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                               79      $1,165,893,035               100.0%          69.6%       1.29x

                                  Loan Purpose

Loan Purpose                            Number of Loans    Principal Balance       % of IPB         WA LTV(2,3)    WA UW DSCR(2)
-------------------------------------   ----------------   -----------------   -----------------    -----------    -------------
Refinance                                             58        $777,973,248                66.7%          68.8%       1.31x
Acquisition                                           21         387,919,788                33.3           71.3%       1.24x
-------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                               79      $1,165,893,035               100.0%          69.6%       1.29x

1     Excludes mortgage loans that are Interest-Only for their entire term.

2     Information with respect to the mortgage loans with one or more subordinate companion loans is calculated without regard to the related subordinate companion loan and in the case of mortgage loans with one or more pari passu companion loans, the information in certain circumstances, particularly as it relates to the debt service coverage ratios and loan-to-value ratios, is calculated including the principal balance of, and debt service payments on, the related pari passu companion loans.

3     With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" values or with certain other adjustments as defined in the related appraisals.

4     Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each mortgaged property.

5     Because this table is presented at the mortgaged property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one mortgaged property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in the Free Writing Prospectus.


                                    7 of 13

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2008-C2

                    Collateral Characteristics - Loan Group 1

                         Cut-off Date Principal Balance

Range of Principal Balances             Number of Loans    Principal Balance       % of IPB         WA LTV(1,2)    WA UW DSCR(1)
-------------------------------------   ----------------   -----------------   -----------------    -----------    -------------
  $1,441,259 - $2,999,999                              8         $16,900,837                 1.5%          72.8%       1.30x
  $3,000,000 - $3,999,999                              7          24,144,401                 2.2           62.6%       1.33x
  $4,000,000 - $4,999,999                             10          44,951,100                 4.1           73.1%       1.22x
  $5,000,000 - $6,999,999                             14          80,400,586                 7.3           65.7%       1.47x
  $7,000,000 - $9,999,999                              5          41,159,356                 3.7           70.7%       1.27x
  $10,000,000 - $14,999,999                            6          73,961,347                 6.7           66.0%       1.20x
  $15,000,000 - $24,999,999                            4          78,680,000                 7.1           68.5%       1.19x
  $25,000,000 - $99,999,999                           12         401,419,764                36.5           70.4%       1.40x
  $100,000,000 - $125,200,000                          3         339,200,000                30.8           70.5%       1.13x
-------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                               69      $1,100,817,391               100.0%          69.7%       1.28x
-------------------------------------------------------------------------------------------------------------------------------
Average Balance per Loan:                    $15,953,875
Average Balance per Property:                $10,192,754


                        Range of Mortgage Interest Rates

Range of Mortgage Interest Rates        Number of Loans    Principal Balance       % of IPB         WA LTV(1,2)    WA UW DSCR(1)
-------------------------------------   ----------------   -----------------   -----------------    -----------    -------------
5.8400% - 5.9999%                                      2          $9,564,716                 0.9%          70.2%       1.26x
6.0000% - 6.4999%                                     19         489,200,250                44.4           70.1%       1.32x
6.5000% - 8.7070%                                     48         602,052,424                54.7           69.3%       1.25x
-------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                               69      $1,100,817,391               100.0%          69.7%       1.28x
-------------------------------------------------------------------------------------------------------------------------------
WA Interest Rate:                                6.6310%

                       Original Term to Maturity in Months

Range of Original Terms to Maturity     Number of Loans    Principal Balance       % of IPB         WA LTV(1,2)    WA UW DSCR(1)
-------------------------------------   ----------------   -----------------   -----------------    -----------    -------------
56 - 71                                                4         $69,226,357                 6.3%          75.3%       1.34x
72 - 84                                                1         110,000,000                10.0           68.3%       1.10x
85 - 120                                              63         915,043,034                83.1           69.5%       1.30x
121 - 121                                              1           6,548,000                 0.6           59.3%       1.20x
-------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                               69      $1,100,817,391               100.0%          69.7%       1.28x
-------------------------------------------------------------------------------------------------------------------------------
WA Original Loan Term:                        112 months

                           Geographic Distribution(3)

Geographic Location       Number of Properties   Principal Balance   % of IPB    WA LTV(1,2)    WA UW DSCR(1)
-----------------------   --------------------   -----------------   --------    -----------    -------------
California                                   4        $247,233,826       22.5%          70.7%       1.10x
Pennsylvania                                 6          96,144,169        8.7           71.8%       1.25x
Wisconsin                                   16          92,224,995        8.4           73.5%       1.31x
Arizona                                      2          79,072,344        7.2           69.3%       1.21x
Maryland                                     4          62,259,508        5.7           48.5%       2.07x
Other                                       76         523,882,549       47.6           70.6%       1.28x
-------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                    108      $1,100,817,391      100.0%          69.7%       1.28x

               Underwritten Cash Flow Debt Service Coverage Ratios

Range of UW DSCRs           Number of Loans      Principal Balance   % of IPB    WA LTV(1,2)    WA UW DSCR(1)
-----------------------   --------------------   -----------------   --------    -----------    -------------
1.10x - 1.14x                                4        $275,700,000       25.0%          72.1%       1.10x
1.15x - 1.19x                               10         125,328,546       11.4           74.6%       1.17x
1.20x - 1.29x                               34         401,190,361       36.4           69.0%       1.22x
1.30x - 1.49x                               12         226,309,934       20.6           70.8%       1.38x
1.50x - 1.99x                                8          41,288,550        3.8           64.9%       1.71x
2.00x - 2.82x                                1          31,000,000        2.8           34.6%       2.82x
-------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                     69      $1,100,817,391      100.0%          69.7%       1.28x
-------------------------------------------------------------------------------------------------------------
WA UW DSCR:                              1.28x

                   Remaining Terms to Maturity Date in Months

Range of Remaining Terms to Maturity     Number of Loans      Principal Balance   % of IPB    WA LTV(1,2)    WA UW DSCR(1)
------------------------------------   --------------------   -----------------   --------    -----------    -------------
53 - 60                                                   4         $69,226,357        6.3%          75.3%       1.34x
61 - 84                                                   1         110,000,000       10.0           68.3%       1.10x
85 - 120                                                 63         915,043,034       83.1           69.5%       1.30x
121 - 121                                                 1           6,548,000        0.6           59.3%       1.20x
--------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                  69      $1,100,817,391      100.0%          69.7%       1.28x
--------------------------------------------------------------------------------------------------------------------------
WA Remaining Term:                               107 months

                           Geographic Distribution(3)

Geographic Location       Number of Properties   Principal Balance   % of IPB    WA LTV(1,2)    WA UW DSCR(1)
-----------------------   --------------------   -----------------   --------    -----------    -------------
California                                   4        $247,233,826       22.5%          70.7%       1.10x
Pennsylvania                                 6          96,144,169        8.7           71.8%       1.25x
Wisconsin                                   16          92,224,995        8.4           73.5%       1.31x
Arizona                                      2          79,072,344        7.2           69.3%       1.21x
Maryland                                     4          62,259,508        5.7           48.5%       2.07x
Other                                       76         523,882,549       47.6           70.6%       1.28x
-------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                    108      $1,100,817,391      100.0%          69.7%       1.28x

               Underwritten Cash Flow Debt Service Coverage Ratios

Range of UW DSCRs           Number of Loans      Principal Balance   % of IPB    WA LTV(1,2)    WA UW DSCR(1)
-----------------------   --------------------   -----------------   --------    -----------    -------------
1.10x - 1.14x                                4        $275,700,000       25.0%          72.1%       1.10x
1.15x - 1.19x                               10         125,328,546       11.4           74.6%       1.17x
1.20x - 1.29x                               34         401,190,361       36.4           69.0%       1.22x
1.30x - 1.49x                               12         226,309,934       20.6           70.8%       1.38x
1.50x - 1.99x                                8          41,288,550        3.8           64.9%       1.71x
2.00x - 2.82x                                1          31,000,000        2.8           34.6%       2.82x
-------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                     69      $1,100,817,391      100.0%          69.7%       1.28x
-------------------------------------------------------------------------------------------------------------
WA UW DSCR:                              1.28x

                   Remaining Terms to Maturity Date in Months

Range of Remaining Terms to Maturity     Number of Loans      Principal Balance   % of IPB    WA LTV(1,2)    WA UW DSCR(1)
------------------------------------   --------------------   -----------------   --------    -----------    -------------
53 - 60                                                   4         $69,226,357        6.3%          75.3%       1.34x
61 - 84                                                   1         110,000,000       10.0           68.3%       1.10x
85 - 120                                                 63         915,043,034       83.1           69.5%       1.30x
121 - 121                                                 1           6,548,000        0.6           59.3%       1.20x
--------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                  69      $1,100,817,391      100.0%          69.7%       1.28x
--------------------------------------------------------------------------------------------------------------------------
WA Remaining Term:                               107 months

                         Property Type Distribution(3)

Property Type            Sub Property Type       Number of Loans       Principal Balance  % of IPB   WA LTV(1,2)   WA UW DSCR(1)
-----------------------  ----------------------  --------------------  -----------------  ---------  ------------  -------------
Retail                   Anchored                                  20       $355,164,564      32.3%         71.0%      1.14x
                         Unanchored                                16         61,861,964       5.6          69.3%      1.22x
                         Shadow Anchored                            2          6,541,259       0.6          68.2%      1.25x
                         Subtotal:                                 38       $423,567,787      38.5%         70.7%      1.15x
Office                   Suburban                                   9       $141,009,441      12.8%         61.9%      1.54x
                         CBD                                        3         91,120,000       8.3          74.6%      1.32x
                         Medical                                    8         77,845,000       7.1          78.3%      1.31x
                         Subtotal:                                 20       $309,974,441      28.2%         69.8%      1.42x
Hotel                    Full Service                               5       $158,518,557      14.4%         70.1%      1.25x
                         Limited Service                           14         81,225,952       7.4          69.0%      1.49x
                         Extended Stay                              1          5,500,000       0.5          74.3%      1.75x
                         Subtotal:                                 20       $245,244,510      22.3%         69.8%      1.34x
Industrial               Warehouse/Distribution                    11        $38,955,549       3.5%         63.4%      1.30x
                         Flex                                       4          4,185,000       0.4          79.1%      1.20x
                         Subtotal:                                 15        $43,140,549       3.9%         64.9%      1.29x
Mixed Use                Industrial/Office                          2        $22,585,645       2.1%         62.4%      1.25x
                         Office/Warehouse                           2         13,336,645       1.2          69.3%      1.27x
                         Multifamily/Retail                         1          5,035,000       0.5          79.1%      1.20x
                         Subtotal:                                  5        $40,957,289       3.7%         66.7%      1.25x
-------------------------------------------------------------------------------------------------------------------------------
Self Storage                                                        5        $23,527,814       2.1%         71.7%      1.22x
-------------------------------------------------------------------------------------------------------------------------------
Parking Garage                                                      4        $14,000,000       1.3%         50.7%      1.30x
-------------------------------------------------------------------------------------------------------------------------------
Multifamily              Low Rise                                   1           $405,000      0.04%         79.1%      1.20x
-------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                           108     $1,100,817,391     100.0%         69.7%      1.28x

1     Information with respect to the mortgage loans with one or more subordinate companion loans is calculated without regard to the related subordinate companion loan and in the case of mortgage loans with one or more pari passu companion loans, the information in certain circumstances, particularly as it relates to the debt service coverage ratios and loan-to-value ratios, is calculated including the principal balance of, and debt service payments on, the related pari passu companion loans.

2     With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" values or with certain other adjustments as defined in the related appraisal.

3     Because this table is presented at the mortgaged property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one mortgaged property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in the Free Writing Prospectus.

                                    8 of 13

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2008-C2

                    Collateral Characteristics - Loan Group 1

                     Original Amortization Term in Months(1)

Range of Original Amortization Terms    Number of Loans    Principal Balance       % of IPB         WA LTV(2,3)    WA UW DSCR(2)
-------------------------------------   ----------------   -----------------   -----------------    -----------    -------------
180 - 240                                              1          $4,441,215                 0.5%          62.1%       1.16x
241 - 300                                              3          10,732,784                 1.1           56.1%       1.58x
301 - 360                                             61         965,548,392                98.5           70.5%       1.21x
--------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                               65        $980,722,391               100.0%          70.3%       1.22x
--------------------------------------------------------------------------------------------------------------------------------
WA Original Amort Term:                       358 months

                        LTV Ratios as of the Cut-off Date

Range of Cut-off LTVs                   Number of Loans    Principal Balance       % of IPB         WA LTV(2,3)    WA UW DSCR(2)
-------------------------------------   ----------------   -----------------   -----------------    -----------    -------------
34.6% - 50.0%                                          3         $40,439,105                 3.7%          37.1%       2.53x
50.1% - 60.0%                                          8          84,053,777                 7.6           57.6%       1.30x
60.1% - 65.0%                                          8          75,448,887                 6.9           61.4%       1.27x
65.1% - 70.0%                                         11         266,880,944                24.2           68.4%       1.17x
70.1% - 75.0%                                         22         364,368,209                33.1           72.7%       1.26x
75.1% - 79.8%                                         17         269,626,469                24.5           77.8%       1.22x
--------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                               69      $1,100,817,391               100.0%          69.7%       1.28x
--------------------------------------------------------------------------------------------------------------------------------
WA Cut-off Date LTV Ratio:                         69.7%

                               Amortization Types

Amortized Types                         Number of Loans    Principal Balance       % of IPB         WA LTV(2,3)    WA UW DSCR(2)
-------------------------------------   ----------------   -----------------   -----------------    -----------    -------------
Balloon Loans
Partial Interest-Only                                 27        $729,833,000                66.3%          71.1%       1.18x
Balloon                                               38         250,889,391                22.8           67.8%       1.34x
Interest-Only                                          4         120,095,000                10.9           64.5%       1.79x
--------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                               69      $1,100,817,391               100.0%          69.7%       1.28x

                          Partial Interest-Only Periods

Range of Partial Interest-Only Periods   Number of Loans    Principal Balance       % of IPB         WA LTV(2,3)    WA UW DSCR(2)
--------------------------------------   ----------------   -----------------   -----------------    -----------    -------------
6 - 24                                                 13        $182,373,000                25.0%          73.3%       1.24x
25 - 36                                                 6         160,130,000                21.9           71.3%       1.19x
37 - 48                                                 3         157,200,000                21.5           70.3%       1.11x
49 - 60                                                 5         230,130,000                31.5           69.9%       1.15x
--------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                27        $729,833,000               100.0%          71.1%       1.18x

                    Remaining Amortization Term in Months(1)

Range of Remaining Amortization Term    Number of Loans    Principal Balance       % of IPB         WA LTV(2,3)    WA UW DSCR(2)
-------------------------------------   ----------------   -----------------   -----------------    -----------    -------------
176 - 240                                              1          $4,441,215                 0.5%          62.1%       1.16x
241 - 300                                              3          10,732,784                 1.1           56.1%       1.58x
301 - 360                                             61         965,548,392                98.5           70.5%       1.21x
--------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                               65        $980,722,391               100.0%          70.3%       1.22x
--------------------------------------------------------------------------------------------------------------------------------
WA Remaining Amort Term:                      357 months

                       LTV Ratios as of the Maturity Date

Range of Maturity LTVs                  Number of Loans    Principal Balance       % of IPB         WA LTV(2,3)    WA UW DSCR(2)
-------------------------------------   ----------------   -----------------   -----------------    -----------    -------------
28.7% - 50.0%                                          7         $64,170,313                 5.8%          43.9%       2.09x
50.1% - 60.0%                                         17         163,500,860                14.9           61.1%       1.27x
60.1% - 70.0%                                         36         678,446,218                61.6           72.1%       1.20x
70.1% - 75.0%                                          7         143,330,000                13.0           75.8%       1.27x
75.1% - 79.3%                                          2          51,370,000                 4.7           79.3%       1.35x
--------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                               69      $1,100,817,391               100.0%          69.7%       1.28x
--------------------------------------------------------------------------------------------------------------------------------
WA LTV Ratio at Maturity/ARD Date:                 64.1%

                            Year Built/Renovated(4,5)

Range of Years Built/Renovated          Number of Loans    Principal Balance       % of IPB         WA LTV(2,3)    WA UW DSCR(2)
-------------------------------------   ----------------   -----------------   -----------------    -----------    -------------
1940 - 1979                                            5         $26,891,314                 2.4%          59.0%       1.27x
1980 - 1989                                            9         102,650,957                 9.3           64.4%       1.79x
1990 - 1999                                           19         228,590,894                20.8           69.8%       1.17x
2000 - 2004                                           24         130,906,370                11.9           70.5%       1.29x
2005 - 2008                                           51         611,777,856                55.6           70.8%       1.24x
--------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                              108      $1,100,817,391               100.0%          69.7%       1.28x

                              Prepayment Protection

Prepayment Protection                   Number of Loans    Principal Balance       % of IPB         WA LTV(2,3)    WA UW DSCR(2)
-------------------------------------   ----------------   -----------------   -----------------    -----------    -------------
Defeasance                                            58      $1,039,650,015                94.4%          69.7%       1.28x
Yield Maintenance                                      9          42,951,683                 3.9           71.5%       1.38x
Def/Fixed Penalty                                      1          11,000,000                 1.0           58.8%       1.20x
Def, Def/YM                                            1           7,215,693                 0.7           70.7%       1.41x
--------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                               69      $1,100,817,391               100.0%          69.7%       1.28x

                                  Loan Purpose

Loan Purpose                            Number of Loans    Principal Balance       % of IPB         WA LTV(2,3)    WA UW DSCR(2)
-------------------------------------   ----------------   -----------------   -----------------    -----------    -------------
Refinance                                             53        $758,075,112                68.9%          69.0%       1.30x
Acquisition                                           16         342,742,279                31.1           71.1%       1.25x
--------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                               69      $1,100,817,391               100.0%          69.7%       1.28x

1     Excludes mortgage loans that are Interest-Only for their entire term.

2     Information with respect to the mortgage loans with one or more subordinate companion loans is calculated without regard to the related subordinate companion loan and in the case of mortgage loans with one or more pari passu companion loans, the information in certain circumstances, particularly as it relates to the debt service coverage ratios and loan-to-value ratios, is calculated including the principal balance of, and debt service payments on, the related pari passu companion loans.

3     With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" values or with certain other adjustments as defined in the related appraisals.

4     Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each mortgaged property.

5     Because this table is presented at the mortgaged property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one mortgaged property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in the Free Writing Prospectus.

                                    9 of 13

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2008-C2

                    Collateral Characteristics - Loan Group 2

                         Cut-off Date Principal Balance

Range of Principal Balances             Number of Loans    Principal Balance       % of IPB         WA LTV(1,2)    WA UW DSCR(1)
-------------------------------------   ----------------   -----------------   -----------------    -----------    -------------
$2,205,000 - $3,999,999                                3          $7,268,820                11.2%          72.5%       1.28x
$4,000,000 - $4,999,999                                3          13,327,180                20.5           54.0%       2.15x
$5,000,000 - $6,999,999                                1           5,657,137                 8.7           77.5%       1.15x
$7,000,000 - $14,999,999                               2          22,822,509                35.1           77.2%       1.27x
$15,000,000 - $16,000,000                              1          16,000,000                24.6           65.3%       1.21x
--------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                               10         $65,075,645               100.0%          69.0%       1.42x
--------------------------------------------------------------------------------------------------------------------------------
Average Balance per Loan:                     $6,507,564
Average Balance per Property:                 $6,507,564

                        Range of Mortgage Interest Rates

Range of Mortgage Interest Rates        Number of Loans    Principal Balance       % of IPB         WA LTV(1,2)    WA UW DSCR(1)
-------------------------------------   ----------------   -----------------   -----------------    -----------    -------------
5.7800% - 6.2499%                                      2         $20,990,400                32.3%          54.0%       1.82x
6.2500% - 6.7499%                                      4          20,588,820                31.6           72.8%       1.25x
6.7500% - 7.0300%                                      4          23,496,425                36.1           79.2%       1.23x
--------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                               10         $65,075,645               100.0%          69.0%       1.42x
--------------------------------------------------------------------------------------------------------------------------------
WA Interest Rate:                                6.5183%

                    Original Term to Maturity Date in Months

Range of Original Terms to Maturity     Number of Loans    Principal Balance       % of IPB         WA LTV(1,2)    WA UW DSCR(1)
-------------------------------------   ----------------   -----------------   -----------------    -----------    -------------
60 - 84                                                1         $11,447,509                17.6%          83.3%       1.29x
85 - 120                                               8          48,637,736                74.7           70.9%       1.22x
121 - 168                                              1           4,990,400                 7.7           17.7%       3.76x
--------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                               10         $65,075,645               100.0%          69.0%       1.42x
--------------------------------------------------------------------------------------------------------------------------------
WA Original Loan Term:                        113 months

                           Geographic Distribution(3)

Geographic Location                     Number of Loans    Principal Balance       % of IPB         WA LTV(1,2)    WA UW DSCR(1)
-------------------------------------   ----------------   -----------------   -----------------    -----------    -------------
Texas                                                  2         $27,375,000                42.1%          67.7%       1.22x
Florida                                                1          11,447,509                17.6           83.3%       1.29x
Missouri                                               2           9,843,916                15.1           76.4%       1.15x
New York                                               1           4,990,400                 7.7           17.7%       3.76x
Indiana                                                1           4,150,000                 6.4           76.7%       1.20x
Other                                                  3           7,268,820                11.2           72.5%       1.28x
--------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                               10         $65,075,645               100.0%          69.0%       1.42x

               Underwritten Cash Flow Debt Service Coverage Ratios

Range of UW DSCRs                       Number of Loans    Principal Balance       % of IPB         WA LTV(1,2)    WA UW DSCR(1)
-------------------------------------   ----------------   -----------------   -----------------    -----------    -------------
1.15x - 1.19x                                          3         $12,295,916                18.9%          76.7%       1.16x
1.20x - 1.29x                                          5          45,177,509                69.4           72.6%       1.24x
1.30x - 1.49x                                          1           2,611,820                 4.0           68.7%       1.40x
1.50x - 3.76x                                          1           4,990,400                 7.7           17.7%       3.76x
--------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                               10         $65,075,645               100.0%          69.0%       1.42x
--------------------------------------------------------------------------------------------------------------------------------
WA UW DSCR:                                        1.42x

                     Remaining Terms to Maturity Date in Months

Range of Remaining Terms to Maturity    Number of Loans    Principal Balance       % of IPB         WA LTV(1,2)    WA UW DSCR(1)
-------------------------------------   ----------------   -----------------   -----------------    -----------    -------------
54 - 84                                                1         $11,447,509                17.6%          83.3%       1.29x
85 - 114                                               2           6,761,820                10.4           73.6%       1.28x
115 - 144                                              6          41,875,916                64.3           70.5%       1.21x
145 - 166                                              1           4,990,400                 7.7           17.7%       3.76x
--------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                               10         $65,075,645               100.0%          69.0%       1.42x
--------------------------------------------------------------------------------------------------------------------------------
WA Remaining Term:                            109 months

                          Property Type Distribution(3)

Property Type            Sub Property Type       Number of Properties  Principal Balance  % of IPB   WA LTV(1,2)   WA UW DSCR(1)
-----------------------  ----------------------  --------------------  -----------------  --------   -----------   -------------
Multifamily              Garden                                     8        $55,898,465      85.9%         73.2%      1.23x
                         Mid/High Rise                              2          9,177,180      14.1          43.7%      2.57x
--------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                            10        $65,075,645     100.0%         69.0%      1.42x

1     Information with respect to the mortgage loans with one or more subordinate companion loans is calculated without regard to the related subordinate companion loan and in the case of mortgage loans with one or more pari passu companion loans, the information in certain circumstances, particularly as it relates to the debt service coverage ratios and loan-to-value ratios, is calculated including the principal balance of, and debt service payments on, the related pari passu companion loans.

2     With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" values or with certain other adjustments as defined in the related appraisal.

3     Because this table is presented at the mortgaged property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one mortgaged property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in the Free Writing Prospectus.

                                    10 of 13

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2008-C2

                    Collateral Characteristics - Loan Group 2

                     Original Amortization Term in Months(1)

Range of Original Amortization Terms    Number of Loans    Principal Balance       % of IPB         WA LTV(2,3)    WA UW DSCR(2)
-------------------------------------   ----------------   -----------------   -----------------    -----------    -------------
360 - 360                                             10         $65,075,645               100.0%          69.0%       1.42x
--------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                               10         $65,075,645               100.0%          69.0%       1.42x
--------------------------------------------------------------------------------------------------------------------------------
WA Original Amort Term:                       360 months

                        LTV Ratios as of the Cut-off Date

Range of Cut-off LTVs                   Number of Loans    Principal Balance       % of IPB         WA LTV(2,3)    WA UW DSCR(2)
-------------------------------------   ----------------   -----------------   -----------------    -----------    -------------
17.7% - 69.9%                                          3         $23,602,220                36.3%          55.6%       1.77x
70.0% - 74.9%                                          3          17,766,779                27.3           71.9%       1.22x
75.0% - 80.0%                                          3          12,259,137                18.8           77.3%       1.17x
80.1% - 83.3%                                          1          11,447,509                17.6           83.3%       1.29x
--------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                               10         $65,075,645               100.0%          69.0%       1.42x
--------------------------------------------------------------------------------------------------------------------------------
WA Cut-off Date LTV Ratio:                         69.0%

                               Amortization Types

Amortized Types                         Number of Loans    Principal Balance       % of IPB         WA LTV(2,3)    WA UW DSCR(2)
-------------------------------------   ----------------   -----------------   -----------------    -----------    -------------
Balloon Loans
Partial Interest-Only                                  5         $36,182,000                55.6%          69.6%       1.22x
Balloon                                                5          28,893,645                44.4           68.3%       1.68x
--------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                               10         $65,075,645               100.0%          69.0%       1.42x

                          Partial Interest-Only Periods

Range of Partial Interest-Only Periods  Number of Loans    Principal Balance       % of IPB         WA LTV(2,3)    WA UW DSCR(2)
-------------------------------------   ----------------   -----------------   -----------------    -----------    -------------
12 - 48                                                4         $24,807,000                68.6%          69.0%       1.21x
49 - 60                                                1          11,375,000                31.4           71.1%       1.24x
--------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                5         $36,182,000               100.0%          69.6%       1.22x

                    Remaining Amortization Term in Months(1)

Range of Remaining Amortization Terms     Number of Loans      Principal Balance   % of IPB   WA LTV(2,3)   WA UW DSCR(2)
-------------------------------------   --------------------   -----------------   --------   -----------   -------------
354 - 359                                                  5         $28,893,645       44.4%         68.3%      1.68x
360 - 360                                                  5          36,182,000       55.6          69.6%      1.22x
-------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                   10         $65,075,645      100.0%         69.0%      1.42x
-------------------------------------------------------------------------------------------------------------------------
WA Remaining Amort Term:                          358 months

                       LTV Ratios as of the Maturity Date

Range of Maturity LTVs                    Number of Loans      Principal Balance   % of IPB   WA LTV(2,3)   WA UW DSCR(2)
-------------------------------------   --------------------   -----------------   --------   -----------   -------------
13.3% - 49.9%                                              1          $4,990,400        7.7%         17.7%      3.76x
50.0% - 64.9%                                              3          20,816,820       32.0          66.3%      1.24x
65.0% - 69.9%                                              4          25,368,916       39.0          74.1%      1.20x
70.0% - 74.9%                                              1           2,452,000        3.8          78.1%      1.19x
75.0% - 79.3%                                              1          11,447,509       17.6          83.3%      1.29x
-------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                   10         $65,075,645      100.0%         69.0%      1.42x
-------------------------------------------------------------------------------------------------------------------------
WA LTV Ratio at Maturity/ARD Date:                     62.9%

                            Year Built/Renovated(4,5)

Range of Years Built/Renovated          Number of Properties   Principal Balance   % of IPB   WA LTV(2,3)   WA UW DSCR(2)
-------------------------------------   --------------------   -----------------   --------   -----------   -------------
1994 - 1997                                                2         $22,822,509       35.1%         77.2%      1.27x
1998 - 2001                                                1           4,150,000        6.4          76.7%      1.20x
2002 - 2006                                                7          38,103,136       58.6          63.3%      1.54x
-------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                   10         $65,075,645      100.0%         69.0%      1.42x

                              Prepayment Protection

Prepayment Protection                     Number of Loans      Principal Balance   % of IPB   WA LTV(2,3)   WA UW DSCR(2)
-------------------------------------   --------------------   -----------------   --------   -----------   -------------
Defeasance                                                 8         $42,253,136       64.9%         64.6%      1.51x
Fixed Penalty                                              1          11,447,509       17.6          83.3%      1.29x
Yield Maintenance                                          1          11,375,000       17.5          71.1%      1.24x
-------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                   10         $65,075,645      100.0%         69.0%      1.42x

                                  Loan Purpose

Loan Purpose                            Number of Loans    Principal Balance       % of IPB         WA LTV(2,3)    WA UW DSCR(2)
-------------------------------------   ----------------   -----------------   -----------------    -----------    -------------
Acquisition                                            5         $45,177,509                69.4%          72.6%       1.24x
Refinance                                              5          19,898,136                30.6           60.9%       1.84x
--------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                               10         $65,075,645               100.0%          69.0%       1.42x

1     Excludes mortgage loans that are Interest-Only for their entire term.

2     Information with respect to the mortgage loans with one or more subordinate companion loans is calculated without regard to the related subordinate companion loan and in the case of mortgage loans with one or more pari passu companion loans, the information in certain circumstances, particularly as it relates to the debt service coverage ratios and loan-to-value ratios, is calculated including the principal balance of, and debt service payments on, the related pari passu companion loans.

3     With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" values or with certain other adjustments as defined in the related appraisals.

4     Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each mortgaged property.

5     Because this table is presented at the mortgaged property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one mortgaged property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in the Free Writing Prospectus.


                                    11 of 13

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2008-C2                                                          Annex C

                                  Schedule III

                  Class A-SB Planned Principal Balance Schedule

        Date                Balance             Date                 Balance
        ----                -------             ----                 -------
June 12, 2008          $54,460,000.00   July 12, 2012            $54,460,000.00
July 12, 2008          $54,460,000.00   August 12, 2012          $54,460,000.00
August 12, 2008        $54,460,000.00   September 12, 2012       $54,459,282.20
September 12, 2008     $54,460,000.00   October 12, 2012         $53,543,386.93
October 12, 2008       $54,460,000.00   November 12, 2012        $52,774,027.18
November 12, 2008      $54,460,000.00   December 12, 2012        $51,801,517.44
December 12, 2008      $54,460,000.00   January 12, 2013         $50,991,426.89
January 12, 2009       $54,460,000.00   February 12, 2013        $50,159,414.26
February 12, 2009      $54,460,000.00   March 12, 2013           $48,802,303.47
March 12, 2009         $54,460,000.00   April 12, 2013           $47,960,124.88
April 12, 2009         $54,460,000.00   May 12, 2013             $46,941,191.87
May 12, 2009           $54,460,000.00   June 12, 2013            $46,088,327.35
June 12, 2009          $54,460,000.00   July 12, 2013            $45,058,993.55
July 12, 2009          $54,460,000.00   August 12, 2013          $44,195,321.65
August 12, 2009        $54,460,000.00   September 12, 2013       $43,326,692.88
September 12, 2009     $54,460,000.00   October 12, 2013         $42,282,015.51
October 12, 2009       $54,460,000.00   November 12, 2013        $41,402,400.21
November 12, 2009      $54,460,000.00   December 12, 2013        $40,347,029.47
December 12, 2009      $54,460,000.00   January 12, 2014         $39,456,302.77
January 12, 2010       $54,460,000.00   February 12, 2014        $38,560,463.37
February 12, 2010      $54,460,000.00   March 12, 2014           $37,148,940.71
March 12, 2010         $54,460,000.00   April 12, 2014           $36,239,841.66
April 12, 2010         $54,460,000.00   May 12, 2014             $35,155,773.87
May 12, 2010           $54,460,000.00   June 12, 2014            $34,235,228.19
June 12, 2010          $54,460,000.00   July 12, 2014            $33,140,019.19
July 12, 2010          $54,460,000.00   August 12, 2014          $32,207,896.75
August 12, 2010        $54,460,000.00   September 12, 2014       $31,270,423.11
September 12, 2010     $54,460,000.00   October 12, 2014         $30,157,997.83
October 12, 2010       $54,460,000.00   November 12, 2014        $29,318,140.49
November 12, 2010      $54,460,000.00   December 12, 2014        $28,323,278.34
December 12, 2010      $54,460,000.00   January 12, 2015         $27,472,797.42
January 12, 2011       $54,460,000.00   February 12, 2015        $26,617,393.82
February 12, 2011      $54,460,000.00   March 12, 2015           $25,308,120.71
March 12, 2011         $54,460,000.00   April 12, 2015           $24,440,174.44
April 12, 2011         $54,460,000.00   May 12, 2015             $23,417,971.57
May 12, 2011           $54,460,000.00   June 12, 2015            $22,539,079.75
June 12, 2011          $54,460,000.00   July 12, 2015            $21,506,222.89
July 12, 2011          $54,460,000.00   August 12, 2015          $20,616,260.08
August 12, 2011        $54,460,000.00   September 12, 2015       $19,721,145.27
September 12, 2011     $54,460,000.00   October 12, 2015         $18,672,497.57
October 12, 2011       $54,460,000.00   November 12, 2015        $17,766,125.85
November 12, 2011      $54,460,000.00   December 12, 2015        $16,706,521.10
December 12, 2011      $54,460,000.00   January 12, 2016         $15,788,763.46
January 12, 2012       $54,460,000.00   February 12, 2016        $14,865,692.39
February 12, 2012      $54,460,000.00   March 12, 2016           $13,642,389.20
March 12, 2012         $54,460,000.00   April 12, 2016           $12,706,883.09
April 12, 2012         $54,460,000.00   May 12, 2016             $11,618,919.99
May 12, 2012           $54,460,000.00   June 12, 2016            $10,671,693.99
June 12, 2012          $54,460,000.00   July 12, 2016            $9,572,323.17

                                    12 of 13

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2008-C2

        Date                Balance             Date                 Balance
        ----                -------             ----                 -------
August 12, 2016        $8,613,242.93    January 12, 2017         $3,438,679.93
September 12, 2016     $7,648,609.22    February 12, 2017        $2,444,073.92
October 12, 2016       $6,532,294.39    March 12, 2017           $1,008,339.26
November 12, 2016      $5,555,606.91    April 12, 2017 and
December 12, 2016      $4,427,559.37    thereafter               $0


                                    13 of 13

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.